UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 21, 2024

BioXcel Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38410	82-1386754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Long Wharf Drive

New Haven, CT 06511

(Address of principal executive offices, including Zip Code)

(475) 238-6837

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	BTAI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement.

Fifth Amendment to Credit Agreement

On November 21, 2024, BioXcel Therapeutics, Inc. (the “Company”) entered into the Fifth Amendment to Credit Agreement and Guaranty and First Amendment to Fourth Amendment to Credit Agreement and Guaranty (the “Fifth Amendment”), which amended the Credit Agreement and Guaranty, dated April 19, 2022, by and among the Company, as the borrower, certain subsidiaries of the Company from time to time party thereto as subsidiary guarantors, the lenders party thereto (the “Lenders”), and Oaktree Fund Administration LLC (“OFA”) as administrative agent (as amended by the Waiver and First Amendment to Credit Agreement and Guaranty, dated as of November 13, 2023, the Second Amendment to Credit Agreement and Guaranty and Termination of Revenue Interest Financing Agreement, dated as of December 5, 2023, the Third Amendment to Credit Agreement, dated as of February 12, 2024, and the Fourth Amendment to Credit Agreement and Guaranty, dated as of March 20, 2024 (the “Fourth Amendment”), the “Existing Credit Agreement”).

Pursuant to the Fifth Amendment, the Lenders agreed to, among other things, (i) waive the Credit Agreement’s covenant that the report and opinion the Company will receive from its independent registered public accounting firm with respect to the financial statements for the year ending December 31, 2024 will not contain a “going concern” or similar qualification, (ii) permanently waive the Credit Agreement’s minimum revenue covenant, and (iii) waive the Fourth Amendment’s requirement that the Company raise, after the effective date of the Fourth Amendment and on or before November 30, 2024, at least $50.0 million in gross cash proceeds from the issuance of its common stock, warrants, and/or pre-funded warrants, and/or in cash and/or non-cash consideration from newly entered-into partnering transactions.

The Fifth Amendment includes a new capital raising covenant requiring that the Company receive (A) after the effective date of the Fifth Amendment and on or prior to November 27, 2024, at least $7.0 million in gross cash proceeds from the issuance of the Company’s common stock, warrants and/or pre-funded warrants (“Raise 1”), (B) after the effective date of the Fifth Amendment and on or before March 15, 2025 (provided that the Company will use its commercially reasonable efforts to satisfy the requirement by February 15, 2025), at least $18.0 million in net cash proceeds (including the proceeds of Raise 1) from (i) the issuance of the Company’s common stock, warrants and/or pre-funded warrants, (ii) non-refundable cash consideration from partnering transactions entered into after the effective date of the Fifth Amendment (so long as such partnering transactions would not require the Company or any of its subsidiaries to make any cash investments in connection with the partnering transactions and no such cash investments are made), (iii) the issuance of the Company’s subordinated debt (subject to terms set forth in the Fifth Amendment), and/or (iv) asset sales permitted pursuant to the Credit Agreement or consented to by the Lenders (such capital raise, “Raise 2”), and (C) after the effective date of the Fifth Amendment and on or prior to the earlier of (x) August 15, 2025 and (y) the date that is 30 days after the final data readout of the SERENITY At-Home Phase 3 trial, at least $29.0 million in net cash proceeds (including the proceeds from Raise 1 and Raise 2) from the same permitted capital raising activities listed in the preceding clause (B).

In connection with the Fifth Amendment and the required capital raises described in the preceding paragraph, the Lenders agreed to modify the Credit Agreement’s minimum liquidity covenant to require minimum cash liquidity of $7.5 million (instead of $25.0 million) from and after the closing of Raise 1 until March 30, 2025. On March 31, 2025, the minimum liquidity amount will increase to $10.0 million, and on September 30, 2025, the minimum liquidity amount will further increase to $15.0 million.

In connection with the Fifth Amendment, on or prior to December 31, 2024, the Company is required to make a one-time amortization payment of $2.5 million principal amount, together with accrued and unpaid interest and a portion of the prepayment fee and other fees payable.

The Fifth Amendment also modifies the interest rate of the loans provided under the Credit Agreement from a floating rate of Term SOFR plus 7.50% per annum, to a fixed rate of 13% per annum, retroactive to and effective as of September 30, 2024. For the quarterly payment dates ending December 31, 2024, March 31, 2025, and June 30, 2025, the Company will have the ability to make interest payments of up to 10% per annum “in-kind” by capitalizing and adding such interest to the outstanding principal amount of the loans under the Credit Agreement. In addition, pursuant to the Fifth Amendment, the Company will be required to make quarterly amortization payments equal to 5.0% of the principal amount of funded loans, together with applicable prepayment fees, beginning on March 31, 2026.

On the effective date of the Fifth Amendment and as a condition to effectiveness thereof, the Company’s wholly owned subsidiaries OnkosXcel Therapeutics, LLC and OnkosXcel Employee Holdings, LLC (collectively, “OnkosXcel”), which previously provided unsecured guarantees of the Company’s obligations under the Credit Agreement, granted security interests in substantially all of their assets to support such obligations.

The Fifth Amendment amends the negative covenants under the Credit Agreement to remove flexibility the Company and its subsidiaries previously had thereunder to undertake various transactions, including, without limitation, with respect to potential dispositions of OnkosXcel or out-licenses by OnkosXcel of its intellectual property.

Pursuant to the Fifth Amendment, the Company committed to appoint a new independent board director (subject to customary background checks, applicable law, confirmation of independence and Nasdaq rules), and to provide the independent director with various privileges and committee memberships on the board of directors of the Company (including the appointment of such director on committee to be formed to focus on capital raising and evaluate strategic options). The Company also agreed to engage an investment banker reasonably acceptable to OFA and the Lenders to assist the Company and its board of directors with evaluating and exploring strategic options.

The Company also agreed to covenants requiring that the Company’s cash expenditures be monitored by the Lenders according to a board-approved budget provided to the Lenders prior to the signing of the Fifth Amendment, which cash budget will be updated on a bi-weekly basis going forward. The Company will not be permitted to make disbursements for any two-week period in excess of 115% of the aggregate budgeted amount of disbursements for the applicable period. Finally, pursuant to the Fifth Amendment, the Company is restricted from paying cash bonuses its employees or executives during the fiscal years 2024 and 2025 without OFA’s consent or increasing the cash compensation for fiscal year 2025 for certain senior officers of the Company from their compensation for fiscal year 2024.

The foregoing summary of the Fifth Amendment is qualified in its entirety by the complete text of such agreement, a copy of which is filed hereto as Exhibits 10.1.

Company Warrants and Registration Rights Agreement

In connection with the closing of the Fifth Amendment, the Company agreed to, substantially concurrently with the closing of Raise 1, grant new warrants to the Lenders to purchase an aggregate of 5.0 million shares of common stock on the closing date of the Fifth Amendment, at an exercise price of $0.01 per share (the “New Warrants”). The New Warrants will expire on the seventh anniversary of their issuance.

In addition, the Company agreed to, substantially concurrently with the closing of Raise 1, amend and restate all warrants to purchase stock of the Company issued to the Lenders prior to the effective date of the Fifth Amendment, to revise the exercise price thereunder to an exercise price equal to the lower of (i) the price per share of the common stock of the Company issued in Raise 1 and (ii) arithmetic average of the volume-weighted average price of the Company’s common stock on the Nasdaq Capital Market during the 30 trading days preceding Raise 1 (such existing warrants, as amended and restated, the “Original Warrants”). The Original Warrants provide the Lenders with the right to purchase a total of 448,150 shares of common stock of the Company.

On the date of issuance of the New Warrants, the Company agreed to amend and restate its Second Amended and Restated Registration Rights Agreement with the Lenders, dated March 20, 2024. Pursuant to such amendment and restatement (the “Third Amended and Restated Registration Rights Agreement”), the Company will agree to register the shares of common stock issuable under the New Warrants, in addition to all Original Warrants, for resale.

The foregoing summary of the New Warrants and the Third Amended and Restated Registration Rights Agreement are qualified in their entirety by the complete text of such agreements, copies of which are filed hereto as Exhibits 4.1 and 4.2, respectively.

Item 3.02.	Unregistered Sales of Equity Securities.

The information included in Item 1.01 above regarding the issuance of the New Warrants is incorporated by reference under this Item 3.02. The New Warrants were issued, and the New Warrant Shares will be issued (if at all), in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), contained in Section 4(a)(2) of the Securities Act. The Lenders have represented that they are acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, and appropriate legends have been or will be affixed to the securities.

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 21, 2024, the Board of Directors (the “Board”) of the Company increased the size of the Board from six to seven directors.

On November 21, 2024, the Board appointed David Mack to the Board, effective as of November 21, 2024. Mr. Mack will serve as a Class I director for a term expiring at the Company’s annual meeting of stockholders to be held in 2025 and until his successor is duly elected and qualified or his earlier death, disqualification, resignation or removal. In connection with his appointment, Mr. Mack was also appointed to the Compensation Committee, effective with his commencement of service, as well as the newly formed Capital Raising Committee.

Mr. Mack, 54, has more than 25 years of experience as a lawyer, director, and investor. He has extensive experience in leading transactions as well as deep knowledge of complex restructuring and litigation. He has previously served (or serves) on the boards of TerraForm Global, Inc. (NSDQ: GLBL), Speedcast International Limited (ASX: SDA) and Intelsat S.A., among others. He started his career in Sydney as a lawyer with Mallesons Stephen Jaques and then worked for Linklaters LLP in London. In 2000, he moved to the US, where he worked at Simpson Thacher & Bartlett, LLP followed by Perry Capital LLC. He has a BA and an LLB (Hons) from the University of Sydney.

The Board believes that Mr. Mack is qualified to serve as a member of the Board because of his extensive experience working on strategic transactions.

Mr. Mack is eligible to participate in the Company’s Non-Employee Director Compensation Program, which provides for annual compensation in the form of cash and equity-based awards. In addition, pursuant to the terms of the Offer Letter, Mr. Mack shall receive (i)  a cash payment of $90,000, paid in monthly installments of $15,000 on the last date of each month for six months beginning November 30, 2024, with such cash amount to be accelerated in full if Mr. Mack resigns or is removed from the Board any time after four months from the effective date of his appointment, and (ii) a grant of RSUs under the Company’s 2020 Incentive Award Plan for an aggregate of 325,077 shares of the Company’s common stock underlying the RSUs. The RSUs vest in twelve equal installments on the last date of each month beginning on November 30, 2024. Following his service as a member of the Board for 12 months, he will receive compensation in accordance with the Company’s Non-Employee Director Compensation Program.

Mr. Mack is expected to enter into the Company’s standard indemnification agreement for directors and officers.

The information included in Item 1.01 above regarding the Fifth Amendment is incorporated by reference under this Item 5.02.

Item 8.01	Other Events.

Intellectual Property Updates

The Company previously announced that it had received an issue notification from the USPTO for U.S. Patent Application No. 18/600,431, from which U.S. Patent No. 12,138,247 (the “’431 Patent”) was issued on November 12, 2024. The ‘431 Patent claims a method of treating agitation using an oromucosal formulation of dexmedetomidine. The ‘431 Patent has an expiration date of January 12, 2043, subject to PTA, PTE and terminal disclaimers.

As of November 18, 2024, the ‘431 Patent has been accepted for listing in the FDA Approved Drug Products with Therapeutic Equivalence Evaluations (commonly known as the “Orange Book”). The ‘431 Patent is the Company’s the 13th Orange Book-listed patent.

Item 9.01.	Financial Statements and Exhibits.

(d)   Exhibits:

Exhibit No.	Description

4.1	Form of New Warrant

4.2	Form of Third Amended and Restated Registration Rights Agreement, among the Company and Oaktree-TCDRS Strategic Credit, LLC, Oaktree-Forrest Multi-Strategy, LLC, Oaktree-TBMR Strategic Credit Fund C, LLC, Oaktree-TBMR Strategic Credit Fund F, LLC, Oaktree-TBMR Strategic Credit Fund G, LLC, Oaktree-TSE 16 Strategic Credit, LLC, INPRS Strategic Credit Holdings, LLC, Oaktree Specialty Lending Corporation, Oaktree Strategic Credit Fund, Oaktree GCP Fund Delaware Holdings, L.P., Oaktree Diversified Income Fund Inc., Oaktree AZ Strategic Lending Fund, L.P., Oaktree LSL Fund Holdings EURRC S.a.r.l., Oaktree LSL Fund Delaware Holdings EURRC, L.P., and Q Boost Holding LLC.

10.1+	Fifth Amendment to Credit Agreement and Guaranty dated November 21, 2024.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

+ Certain annexes, schedules, and exhibits have been omitted pursuant to Item 601(a)(5)(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted annex, schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2024	BIOXCEL THERAPEUTICS, INC.

/s/ Richard Steinhart
Richard Steinhart
Chief Financial Officer